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                               EXHIBIT 10.3(b)(i)

                                OGDEN CORPORATION
                            1999 STOCK INCENTIVE PLAN

                   AMENDED AND RESTATED AS OF JANUARY 1, 2000

1.       PURPOSE.

         The purposes of this Ogden Corporation 1999 Stock Incentive Plan, amended and restated as of January 1, 2000 (the "Plan") are to induce certain individuals to remain in the employ of, or to continue to serve as directors of, Ogden Corporation (the "Company"), its present and future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") and its future parent corporations, if any (each, a "Parent"), as defined in section 424(e) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Plan has been amended and restated, effective as of January 1, 2000, to authorize grants of restricted stock to employees of the Company, a Subsidiary or Parent (if any). The Board of Directors of the Company (the "Board") believes that the granting of stock options, restricted stock and other awards (the "Awards") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

2.       SHARES SUBJECT TO PLAN.

         The maximum number of shares of the common stock, par value $.50 per share (the "Common Stock"), of the Company with respect to which Awards may be granted under the Plan or that may be delivered to participants ("Participants") and their beneficiaries under the Plan shall be 4,000,000 (subject to adjustment as provided in Section 10 of the Plan). For purposes of this Section 2 other than with regard to incentive stock options described in Section 4(A) of the Plan, the number of shares that may be delivered under the Plan shall be determined after giving effect to the use by a Participant of the right, if granted, to cause the Company to withhold from the shares of Common Stock otherwise deliverable to him or her upon the exercise of an Award, shares of Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise (i.e., only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan). If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards. If a limited stock appreciation right ("LSAR") is granted in tandem with a stock option, such grant shall only apply once against the maximum number of shares of Common Stock which may be delivered to Participants or granted under the Plan. If any shares of restricted stock awarded under this Plan are forfeited or repurchased by the Company for any reason, the number of forfeited or repurchased shares of restricted stock shall again be available for the purposes of Awards under this Plan. The shares of Common Stock


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available under the Plan may be either authorized and unissued shares of Common
Stock or shares of Common Stock held in or acquired for the treasury of the Company.

3.       ADMINISTRATION.

         (A) The Plan shall be administered by a committee or subcommittee of the Board (the "Committee") which shall consist of two or more members of the Board, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under section 16(b) of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), a "non-employee director" as defined in Rule 16b-3 and, to the extent required by section 162(m) of the Code, an "outside director" as defined under section 162(m) of the Code; provided, however, that with respect to the application of the Plan to non-employee directors, the Board shall be deemed the Committee. If for any reason the Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such non-compliance with the requirements of Rule 16b-3 or section 162(m) of the Code shall not affect the validity of Awards, interpretations or other actions of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Plan shall be administered by the Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Awards to an employee who: (i) is not an officer and/or director of the Company; (ii) is not, and may not reasonably be expected to become, a "covered employee" within the meaning of section 162(m) (3) of the Code; and (iii) who is not subject to the reporting requirements under section 16(a) of the Securities Exchange Act of 1934, as amended. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

         (B) The Committee's powers and authority shall include, but not be limited to (i) selecting individuals for participation who are employees of the Company, any Subsidiary or any Parent and who are members of the Board; (ii) determining the types and terms and conditions of all Awards granted, including exercise price or purchase price (if any), performance goals and other earnout and/or vesting contingencies and acceleration provisions; (iii) permitting transferability of Awards to third parties; (iv) interpreting the Plan's provisions; and (v) administering the Plan in a manner that is consistent with its purpose. The Committee's determination on the matters referred to in this
Section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.

         (C) Subject to Section 13 of the Plan, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time,


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deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, non-U.S. jurisdictions to comply with applicable tax, securities and other laws and may impose any limitations and restrictions that it deems necessary to comply with the applicable tax, securities and other laws of such non-U.S. jurisdictions. To the extent applicable, the Plan is intended to comply with section 162(m) of the Code (with regard to "covered employees" as defined in section 162(m) of the Code) and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

4.       TYPES OF AWARDS.

         An Award may be granted singularly, in combination with another Award(s) or in tandem whereby exercise or vesting of one Award held by a Participant cancels another award held by the Participant. Subject to Section 6 hereof, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

         (A) A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof. Options will be either
(a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422 (b) of the Code, or
(b) options which are not incentive stock options ("non-qualified stock options"), as determined at the time of the grant thereof by the Committee.

         (B) An LSAR, which is a right granted in tandem with a related stock option, to receive a payment in cash equal to the excess of the aggregate price (as described herein) at the time specified below of a specified number of shares of Common Stock over the aggregate exercise price of the related stock option being exercised; provided, however, that such right shall be exercisable only upon the occurrence of a Change in Control and only in the alternative to exercise of its related stock option. The Committee may grant in connection with any stock option granted hereunder one or more LSARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related stock option. An LSAR may be granted at the same time as, or subsequent to the time that, its related stock option is granted.

         The exercise of an LSAR relating to a non-qualified stock option with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each share, equal to the excess of (i) the greatest of (A) the highest price per share of Common Stock paid in the Change in Control in connection with which such LSAR became exercisable, (B) the fair market value of a share of Common Stock on the date of such Change of Control and (C) the fair


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market value of a share of Common Stock on the effective date of such exercise over (iii) the exercise price of the related stock option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days; after the effective date of such exercise. The exercise of an LSAR relating to an incentive stock option with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the fair market value of a share of Common Stock on the effective date of such exercise over (ii) the exercise price of the related stock option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

         An LSAR shall be exercisable only during the period commencing on the first day following the occurrence of a Change in Control and terminating on the expiration of ninety days after such date. Notwithstanding anything else herein, an LSAR relating to an incentive stock option may be exercised with respect to a share of Common Stock only if the fair market value of such share on the effective date of such exercise exceeds the exercise price relating to such share. Notwithstanding anything else herein, an LSAR may be exercised only if and to the extent that the stock option to which it relates is exercisable. The exercise of an LSAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of the stock option to which it relates with respect to an equal number of shares. The exercise of a related stock option, or the cancellation, termination or expiration of a related stock option (other than pursuant to this paragraph) , with respect to a number of shares of Common Stock, shall cause the cancellation of the LSAR related to it with respect to an equal number of shares. Each LSAR shall be exercisable in whole or in part; provided, that no partial exercise of an LSAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an LSAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

         (C) A cash award, which is a right denominated in cash or cash units to receive a cash payment, based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine; provided, however, that if the cash award is made to a "covered employee," under section 162(m)(3) of the Code, the Award is intended to satisfy section 162(m) of the Code.

         For each Participant for each calendar year, the Committee may specify a targeted performance award. The individual target award may be expressed, at the Committee's discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for an employee for a calendar year shall not imply or require that the same level individual target award (if any such award is established by the Committee for the relevant employee) be set for any subsequent calendar year. At the time the performance goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than one-hundred percent (100%)) of the individual target award which may be payable based upon the degree of attainment of the performance goals during the calendar year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant's individual target award (or attained percentage thereof) regardless of the degree of attainment of the performance goals; provided that


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no such discretion to reduce an Award earned based on achievement of the applicable performance goals shall be permitted for the calendar year in which a Change in Control of the Company occurs, or during such calendar year with regard to the prior calendar year if the Awards for the prior calendar year have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.

                  For "covered employees" under section 162(m) of the Code, the Committee shall establish the objective performance goals, formulae or standards and the individual target award (if any) applicable to each Participant or class of Participants for a calendar year in writing prior to the beginning of such calendar year or at such later date as permitted under section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The performance goals that may be used by the Committee for such Awards shall be based on one or more of the performance criteria described in Exhibit A, attached hereto. The Committee may designate a single goal criterion or multiple goal criteria for performance measure purposes with the measurement based on absolute Company, Subsidiaries, Parent, division or business unit performance and/or on performance as compared with that of other publicly traded companies. With respect to "covered employees" under section 162(m) of the Code, the Committee shall satisfy the certification requirements in the manner set forth under section 162(m) of the Code.

         (D) Restricted stock, which is an award of shares of Common Stock under the Plan that is subject to certain conditions and restrictions as provided under Section 8 hereof. A Participant who receives an Award of restricted stock shall not have any rights with respect to such award of restricted stock, unless and until such Participant has delivered a fully executed copy of a restricted stock award agreement and has otherwise complied with the applicable terms and conditions of such Award. An Award of restricted stock may be conditioned on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine; PROVIDED, HOWEVER, that if an Award of restricted stock is made to a "covered employee," under section 162(m)(3) of the Code, the Award is intended to satisfy section 162(m) of the Code. Notwithstanding anything herein to the contrary, Awards of restricted stock may be granted solely to Participants who are employees of the Company, a Subsidiary or Parent (if any).

         (E) The Committee may provide a loan to any Participant in an amount determined by the Committee to enable the Participant to pay (i) any federal, state or local income taxes arising out of the exercise of an Award or (ii) the exercise price with respect to any Award or (iii) to purchase shares of Common Stock on the open market. Any such loan (i) shall be for such term and at such rate of interest as the Committee may determine, (ii) shall be evidenced by a promissory note in a form determined by the Committee and executed by the Participant and (iii) shall be subject to such other terms and conditions as the Committee may determine.


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5.       ELIGIBILITY.

         An Award may be granted only to (i) employees of the Company, a Subsidiary or a Parent, (ii) directors of the Company who are not employees of the Company, a Subsidiary or a Parent and (iii) employees of a corporation which has been acquired by the Company, a Subsidiary or a Parent, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume. Eligibility for the grant of an Award and actual participation in the Plan shall be determined by the Committee in its sole direction.

6.       STOCK OPTION PRICES AND FAIR MARKET VALUE.

         (A) Except as otherwise provided in Section 14 hereof, the initial per share option price of any stock option shall not be less than the fair market value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, each Subsidiary and Parent at the time a stock option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

         (B) For all purposes of this Plan, the fair market value of a share of Common Stock on any date shall be (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the Nasdaq Stock Market, Inc. or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by a qualified appraiser selected by the Committee. Notwithstanding anything herein to the contrary, the fair market value of a share of Common Stock on any date means the price for Common Stock set by the Committee in good faith based on reasonable methods set forth under section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average of prices of the Common Stock reported on the principal national securities exchange on which it is then traded or the Nasdaq Stock Market, Inc. during a reasonable period designated by the Committee.

7.       OPTION TERM.

         Options shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 14 hereof, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, each Subsidiary and Parent that the time an option which is an incentive stock option is granted to him or her, the term with respect to such option shall not be in excess of five years from the date of the granting thereof.


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8.       RESTRICTED STOCK AWARDS.

         Awards of restricted stock shall be subject to the following conditions and restrictions:

         (A) The purchase price (if any) of restricted stock shall be fixed by the Committee. The purchase price for shares of restricted stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

         (B) Awards of restricted stock shall be evidenced by an agreement entered into between the Company and the Participant. In the event that the Participant is required to pay the purchase price for restricted stock, such agreement must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the Award date by executing a restricted stock award agreement and by paying the purchase price, if any.

         (C) Each Participant receiving an Award of restricted stock shall be issued a stock certificate in respect of such shares of restricted stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of an award of restricted stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award of restricted stock, substantially in the following form:

                  "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ogden Corporation (the "Company") 1999 Stock Option Plan, amended and restated as of January 1, 2000, and an Agreement entered into between the registered owner and the Company dated___________. Copies of such Plan and Agreement are on file at the principal office of the Company."

         (D) If stock certificates are issued in respect of shares of restricted stock, the Committee shall require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of restricted stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award of restricted stock.

         (E) The Participant shall not be permitted to transfer shares of restricted stock awarded under this Plan during the period or periods set by the Committee (the "Restriction Period") commencing on the date of such award of restricted stock, as set forth in the restricted stock award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of restricted stock. Within these limits, based on service, attainment of performance goals (as described in Section 8(F) below) and/or such other factors or criteria as the Committee may


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provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award of restricted stock and/or waive the deferral limitations for all or any part of any such Award.

         (F) If the grant of shares of restricted stock or the lapse of restrictions is based on or conditioned upon the attainment of performance goals, the Committee shall establish the performance goals and the applicable vesting percentage of the Award of restricted stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. With regard to an Award of restricted stock that is intended to comply with section 162(m) of the Code, to the extent any such provision would create impermissible discretion under section 162(m) of the Code or otherwise violate section 162(m) of the Code, such provision shall be of no force or effect. The performance goals that may be used by the Committee for such Awards shall be based on one or more of the performance criteria described in Exhibit A, attached hereto. The Committee may designate a single goal criterion or multiple goal criteria for performance measure purposes with the measurement based on absolute Company, Subsidiaries, Parent, division or business unit performance and/or on performance as compared with that of other publicly traded companies. With respect to "covered employees" under section 162(m) of the Code, the Committee shall satisfy the certification requirements in the manner set forth under section 162(m) of the Code.

         (G) Except as provided herein and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of restricted stock, all of the rights of a holder of shares of Common Stock including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the vesting of shares of restricted stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

         (H) If and when the Restriction Period expires without a prior forfeiture of the restricted stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law.

         (I) Unless otherwise determined by the Committee at grant or thereafter, upon a Participant's termination of employment for any reason during the relevant Restriction Period, all restricted stock subject to restriction shall be forfeited.

9.       LIMITATION ON AMOUNT OF AWARDS GRANTED.

         (A) Except as otherwise provided in Section 15 hereof, the aggregate fair market value of the shares of Common Stock for which any Participant may be granted incentive stock options


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which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

         (B) No Participant (other than a nonemployee director) shall be granted stock options and/or LSARs during any calendar year to purchase more than an aggregate of 500,000 shares of Common Stock (subject to adjustment as provided in Section 10 of the Plan) and no nonemployee director shall be granted stock options and/or LSARs during any calendar year to purchase more than an aggregate of 2,500 shares of Common Stock (subject to adjustment as provided in Section 10 of the Plan). LSARs granted in tandem with a stock option shall only apply once against a Participant's maximum individual number of shares of Common Stock subject to an award of options and/or LSARs hereunder. No Participant eligible to receive restricted stocks shall be awarded, during any calendar year, more than 500,000 shares of restricted stock (subject to adjustment as provided in Section 10 of the Plan) for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of performance goals as provided under Section 8(F) hereof. No nonemployee director shall be awarded shares of restricted stock hereunder.

         (C) There are no annual individual share limitations on restricted stock for which the grant of such Award or the lapse of the relevant Restriction Period is not based on or conditioned upon the attainment of performance goals in accordance with Section 8(F) hereof.

         (D) Subject to Section 9(E), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be covered by stock options intended to be incentive stock options shall be 4,000,000 (subject to adjustment as provided in Section 10 of the Plan). The maximum number of shares of Common Stock for Awards of restricted stock shall be 1,000,000 (subject to adjustment as provided in Section 10 of the Plan). The maximum payment that may be made for Awards granted to any one individual pursuant to Section 4(C) hereof shall be $3,000,000 for any single or combined performance goals established for a specified performance period. A specified performance period for purposes of this performance goal payment limit shall not exceed a sixty (60) consecutive month period.

         (E) Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

10.      ADJUSTMENT OF NUMBER OF SHARES.

         (A) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock are exchanged for a different number or kind of shares of


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stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, reverse stock split, reclassification, combination of shares, sale of assets or merger or consolidation in which the Company is the surviving corporation, then, if the Committee shall determine, in its sole discretion, to be appropriate, there shall be substituted for each share of Common Stock then subject to any outstanding Award and for each share of Common Stock which may be issued under the Plan but not yet covered by an outstanding Award, the number and kind of shares of stock or other securities for which each outstanding share of Common Stock shall be so exchanged and, if determined by the Committee in its sole discretion to be appropriate, the exercise or option price applicable under any then outstanding Award shall be adjusted proportionately to reflect such corporate transaction.

         (B) In the event that there shall be any change in the capitalization of the Company or other corporate change affecting the outstanding Common Stock, including by way of an extraordinary or stock dividend, spin-off or other corporate change, other than any change specified in Section 10(A) hereof, then, if the Committee shall, in its sole discretion, determine it to be appropriate, the number or kind of shares then subject to any outstanding Award, the number or kind of shares then available for issuance in accordance with the provisions of the Plan but not yet covered by an outstanding Award, and/or the exercise or option price applicable under any then outstanding Award shall be adjusted proportionately to reflect such corporate event and, if and to the extent the Committee shall, in its sole discretion, determine it to be appropriate, all or any portion of the Plan may be assumed by any corporate successor to all or a portion of the Company's business and shares of such corporate successor (or the Parent or a Subsidiary thereof) shall be substituted for the shares of Common Stock covered by the portion of the Plan so assumed.

         (C) Notwithstanding the foregoing provisions of this Section 10, in the case of any then outstanding incentive stock options, the Committee shall make commercially reasonable efforts to effect any substitution or adjustment authorized by the Committee pursuant to this Section 10 in a manner consistent with the applicable requirements of Treasury Regulation section 1.425-1.

         (D) Any substitution or adjustment determined under this Section 10 by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants, directors and employees and their respective heirs, executors, administrators, successors and assigns.

         (E) No adjustment or substitution provided for in this Section 10 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any stock option. Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to this Section 10 shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

         (F) (i) Notwithstanding the foregoing provisions of this Section 10, in the event of a Change in Control, each Award of stock options and LSARs shall become fully vested and exercisable. Except as otherwise provided by the Committee in the Award agreement upon the Award of restricted stock, the restrictions to which any shares of restricted stock are subject shall lapse as if the applicable Restriction Period had ended upon a Change in Control.

         (ii)     As used herein, "Change in Control" shall mean:

         (I) any Person (as such term is defined in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by a Participant, the Company, any subsidiary of the Company, any employee benefit plan of the Company or a subsidiary thereof or any person or entity organized, appointed or established, pursuant to the terms of any such benefit plan;

         (II) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more corporations, in any case other than with or to a corporation 50% or more of which is controlled by, or is under common control with, the Company; or

         (III) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board cease to constitute a majority of thereof for any reason; PROVIDED, HOWEVER, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board.

         (G) In the event of the occurrence of any corporate transaction or event described in Section 10(A) or 10(B) hereof or the occurrence of a Change in Control, the Committee may reasonably determine in good faith that all or a portion of the Awards hereunder shall be honored, assumed or converted or new rights substituted therefor (each such honored, assumed, converted or substituted Award shall hereinafter be called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following such corporate transaction or event or Change in Control, provided that any such Alternative Award must meet the following criteria:

         (i) the Alternative Award must be based on stock which is traded on an established securities market, or which will be so traded within 30 days of the transaction, event or Change in Control;

         (ii) the Alternative Award must provide such Participant with rights and entitlements substantially equivalent to the rights and entitlements applicable under such Award immediately prior to such transaction, event or Change in Control, including, but not limited to, an identical or better exercise schedule; and

         (iii) the Alternative Award must have economic value substantially equivalent to the value of such Award (as determined by the Committee at the time of the transaction, event or Change in Control).

         For purposes of incentive stock options, any assumed or substituted stock option shall comply with the requirements of Treasury Regulation Section 1.425-1 (and any amendments thereto). The Committee may, in its sole discretion, apply the same methodology to non-qualified stock options.

11.      PURCHASE FOR INVESTMENT, WAIVERS AND WITHHOLDING.

         (A) Unless the delivery of shares under any Award shall be registered under the Securities Act of 1933, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to represent to the Company in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (B) In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

         (C) An additional condition of exercising any non-qualified stock option, LSAR, or Award of restricted stock, shall be the entry by the Participant into arrangements with the Company with respect to withholding as the Committee shall determine. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of restricted stock, or upon making an election under section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any such withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

12. NO STOCKHOLDER STATUS; NO RESTRICTIONS ON CORPORATE ACTS; NO EMPLOYMENT
    RIGHT.


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

         (A) Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued pursuant to the exercise of a stock option shall be fully paid and non-assessable.

         (B) Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

         (C) Neither the existence of the Plan nor the grant of any Award shall require the Company, any Subsidiary or Parent to continue any Participant in the employ or service of the Company, such Subsidiary or such Parent.

13.      TERMINATION AND AMENDMENT OF THE PLAN.

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; PROVIDED, HOWEVER, that the Board may not, without further approval of the holders of the shares of Common Stock in accordance with the laws of the State of Delaware, solely to the extent required by the applicable provisions of Rule 16b-3, section 162(m) or 422 of the Code or the rules of any applicable exchange: (i) increase the aggregate number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 10 hereof); (ii) increase the minimum individual Participant share limitations under Section 9(B) of the Plan; (iii) increase the maximum payment under Section 9(D) of the Plan; (iv) materially alter the performance criteria described in Sections 4(C), 4(D) and 8(F), and Exhibit A of the Plan; (v) extend the maximum option period under
Section 7 of the Plan; (vi) change the class of persons eligible to participate in the Plan; or (vii) change the manner of determining stock option prices under
Section 6 of the Plan. Except as otherwise provided in Section 15 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

14.      EXPIRATION AND TERMINATION OF THE PLAN.

         The Plan shall terminate on May 19, 2009 or at such earlier time as the Board may determine. The amendments made to the Plan, effective January 1, 2000, shall not be effective in the event that the amendments to the Plan are not approved by the stockholders of the Company at its 2000 Annual Meeting of Stockholders and the Plan as in effect immediately prior to January 1, 2000 shall continue in full force and effect. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

15.      STOCK OPTIONS GRANTED IN CONNECTION WITH ACQUISITIONS.

         In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), stock options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding stock options to purchase securities of the Acquired Subsidiary. Such stock options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 13 hereof that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such stock options.


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

                                    EXHIBIT A

                                PERFORMANCE GOALS

         These performance goals shall be based on one or more of the following criteria with regard to the Company (or a Subsidiary, Parent, division, or other operational unit of the Company): (i) the attainment of certain target levels of, or a specified percentage increase in, profits, market share, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, funds from operations or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of (including, without limitation, a break-even), or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow or cash generation targets; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity or profitability targets as measured by return ratio and stockholder returns; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company's common stock; and (x) the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends. For purposes of item (i) above, "extraordinary items" shall mean all items of gain, loss or expense for the calendar year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board.

         To the extent permitted under section 162 (m) of the Code, but only to the extent permitted under section 162(m) of the Code with respect to "covered employees" under section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may:
(i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.


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